UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2019

NEWTOWN LANE MARKETING, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52776	20-3547231
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

c/o Graubard Miller, 405 Lexington Avenue, New York, New York	10174
(Address of Principal Executive Offices)	(Zip Code)

(212) 818-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 27, 2019, Newtown Lane Marketing, Incorporated, a Delaware corporation (the “Company”), issued a convertible promissory note (the “November 2019 Note”) in the principal amount of $40,000 to Ironbound Partners Fund, LLC (“Ironbound”), an affiliate of the Company’s President. The November 2019 Note has a maturity date of August 31, 2020 and bears interest at the rate of 5.0% per annum, payable at maturity. The principal and accrued interest on the November 2019 Note is convertible, at the election of Ironbound, into shares of the Company’s common stock following the consummation of a “Qualified Financing” (as defined in the November 2019 Note), or upon the consummation of a “Fundamental Transaction” (as defined in the November 2019 Note) at the “Conversion Price” (as defined in the November 2019 Note). The proceeds of the November 2019 Note will be utilized by the Company to fund working capital needs.

The foregoing description of the November 2019 Note is qualified in its entirety by the full text of the November 2019 Note, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description
4.1	Convertible Note, dated November 27, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWTOWN LANE MARKETING, INCORPORATED

Dated: December 2, 2019	By:	/s/ Jonathan J. Ledecky
Jonathan J. Ledecky
President

2